FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION No. 333-223472

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
2.050% Notes, Series A, due 2025	$299,385,000	$38,861
2.650% Notes, Series B, due 2030	$599,574,000	$77,825
3.400% Notes, Series C, due 2050	$848,716,500	$110,164
Total	$1,747,675,500	$226,850

(1)	Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933.
(2)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in FirstEnergy Corp.’s Registration Statement on Form S-3 (File No. 333-223472) filed on March 6, 2018.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 6, 2018)

$1,750,000,000

FirstEnergy Corp.

$300,000,000 2.050% Notes, Series A, due 2025

$600,000,000 2.650% Notes, Series B, due 2030

$850,000,000 3.400% Notes, Series C, due 2050

FirstEnergy Corp. is offering $300,000,000 aggregate principal amount of 2.050% Notes, Series A, due March 1, 2025, which we refer to as the Series A Notes, $600,000,000 aggregate principal amount of 2.650% Notes, Series B, due March 1, 2030, which we refer to as the Series B Notes, and $850,000,000 aggregate principal amount of 3.400% Notes, Series C, due March 1, 2050, which we refer to as the Series C Notes and, together with the Series A Notes and the Series B Notes, as the Notes. The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness.

Interest on the Notes will be payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2020. The Series A Notes will mature on March 1, 2025, the Series B Notes will mature on March 1, 2030 and the Series C Notes will mature on March 1, 2050.

We may redeem some or all of the Notes from time to time prior to their maturity at the applicable redemption price more fully described in this prospectus supplement. The Notes do not provide for a sinking fund. For a more detailed description of the Notes, see “Description of the Notes” beginning on page S-9.

Investing in our Notes involves risks. See “Risk Factors” in this prospectus supplement beginning on page S-6 and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus dated March 6, 2018.

	Price to Public(1)	Underwriting Discount	Proceeds Before Expenses, to Us
Per Series A Note	99.795%	0.600%	99.195%
Total	$299,385,000	$1,800,000	$297,585,000
Per Series B Note	99.929%	0.650%	99.279%
Total	$599,574,000	$3,900,000	$595,674,000
Per Series C Note	99.849%	0.875%	98.974%
Total	$848,716,500	$7,437,500	$841,279,000

(1)    Plus accrued interest, if any, from February 20, 2020, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of the Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank S.A./N.V., as operator of Euroclear System, on or about February 20, 2020.

Joint Book-Running Managers

Barclays	BofA Securities	Citigroup	J.P. Morgan	Morgan Stanley

Mizuho Securities	PNC Capital Markets LLC	RBC Capital Markets	Santander	Scotiabank	SMBC Nikko

Co-Managers

CIBC Capital Markets	KeyBanc Capital Markets	MUFG	TD Securities	US Bancorp

The date of this prospectus supplement is February 18, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus contain information about our company and about the Notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we prepare or authorize. Neither we nor any underwriter, agent or dealer has authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we prepare or authorize. Neither we nor any underwriter, agent or dealer is making an offer of these securities in any state where such offer is not permitted.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents, or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refer specifically to FirstEnergy Corp. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We caution you that this prospectus supplement, the accompanying prospectus and the periodic reports and other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements based on information currently available to us. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are in some cases beyond our control and may cause actual results to differ materially from those contained in forward-looking-statements:

•

The ability to successfully execute an exit from commodity-based generation, including, without limitation, mitigating exposure for remedial activities associated with formerly owned generation assets.

•

The ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, our strategy to operate and grow as a fully regulated business, to execute our transmission and distribution investment plans, to continue to reduce costs, and to improve our credit metrics, strengthen our balance sheet and grow earnings.

•	Legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity.

•	Economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions.

S-i

•

Changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities.

•	Changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates.

•	Changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business.

•

The risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information.

•	The ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates.

•	Changes to environmental laws and regulations, including, but not limited to, those related to climate change.

•

Changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated.

•

The risks associated with the FirstEnergy Solutions Corp., or FES, debtors voluntary petitions for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court in the Northern District of Ohio in Akron, which we refer to as the FES Bankruptcy, that could adversely affect us, our liquidity or results of operations, including, without limitation, that conditions to the FES Bankruptcy settlement agreement may not be met or that the FES Bankruptcy settlement agreement may not be otherwise consummated, and if so, the potential for litigation and payment demands against us by FES or FirstEnergy Nuclear Operating Company or their creditors.

•	The risks associated with the decommissioning of our retired and former nuclear facilities.

•	The risks and uncertainties associated with litigation, arbitration, mediation and like proceedings.

•	Labor disruptions by our unionized workforce.

•	Changes to significant accounting policies.

•	Any changes in tax laws or regulations, or adverse tax audit results or rulings.

•

The ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions.

•	Actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity.

•	The risks and other factors discussed from time to time in our Securities and Exchange Commission, or SEC, filings.

S-ii

A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement, or the date of the document incorporated herein by reference, as applicable, and should be read in conjunction with the risk factors and other disclosures contained or incorporated by reference into this prospectus supplement. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all of the information that may be important to you. This summary contains basic information about us and this offering and highlights selected information from this prospectus supplement. The following summary is qualified in its entirety by the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the Risk Factors section beginning on page S-6 of this prospectus supplement, as well as the financial statements and notes to those statements and the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, before making an investment decision.

FirstEnergy Corp.

We were incorporated under the laws of the State of Ohio in 1996. Our principal business is the holding, directly or indirectly, of all of the outstanding equity of our principal subsidiaries: Ohio Edison Company, The Cleveland Electric Illuminating Company, The Toledo Edison Company, Pennsylvania Power Company (a wholly owned subsidiary of Ohio Edison Company), Jersey Central Power & Light Company, or JCP&L, Metropolitan Edison Company, Pennsylvania Electric Company, FirstEnergy Service Company, Allegheny Energy Supply Company, LLC, Monongahela Power Company, or MP, Allegheny Generating Company, or AGC (a wholly owned subsidiary of MP), The Potomac Edison Company, West Penn Power Company and FirstEnergy Transmission, LLC and its principal subsidiaries (American Transmission Systems, Incorporated, Mid-Atlantic Interstate Transmission, LLC and Trans-Allegheny Interstate Line Company). In addition, FirstEnergy holds all of the outstanding equity of other direct subsidiaries including: Allegheny Energy Service Corporation, FirstEnergy Properties, Inc., FirstEnergy Ventures Corp., FELHC, Inc., GPU Nuclear, Inc., Allegheny Ventures, Inc, and Suvon, LLC doing business as both FirstEnergy Home and FirstEnergy Advisors.

We are principally involved in the transmission, distribution and generation of electricity. FirstEnergy’s ten utility operating companies comprise one of the nation’s largest investor-owned electric systems, based on serving over six million customers in the Midwest and Mid-Atlantic regions. FirstEnergy’s transmission operations include approximately 24,500 miles of lines and two regional transmission operation centers. AGC, JCP&L and MP control 3,790 MWs of total capacity.

Our principal executive office is located at 76 South Main Street, Akron, Ohio 44308-1890; telephone: (800) 736-3402.

The Offering

Issuer	FirstEnergy Corp.

Securities Offered	$300,000,000 aggregate principal amount of 2.050% Notes, Series A, due 2025, $600,000,000 aggregate principal amount of 2.650% Notes, Series B, due 2030 and $850,000,000 aggregate principal amount of 3.400% Notes, Series C, due 2050.

Maturity	The Series A Notes will mature on March 1, 2025, the Series B Notes will mature on March 1, 2030 and the Series C Notes will mature on March 1, 2050.

Interest Rate	The Series A Notes will accrue interest at a rate of 2.050% per annum, the Series B Notes will accrue interest at a rate of 2.650% per annum and the Series C Notes will accrue interest at a rate of 3.400% per annum.

Interest Payment Dates	Interest on the Notes will accrue from the date of original issuance and will be payable semi-annually in arrears on each March 1 and September 1, beginning on September 1, 2020.

Optional Redemption	The Notes will be redeemable, in whole or in part, at our option, at any time prior to the date that is one month prior to maturity for the Series A Notes, the date that is three months prior to maturity for the Series B Notes and the date that is six months prior to maturity for the Series C Notes, at a “make-whole” redemption price as described under “Description of the Notes—Optional Redemption” below. After the date that is one month prior to maturity for the Series A Notes, the date that is three months prior to maturity for the Series B Notes and the date that is six months prior to maturity for the Series C Notes, the Notes are redeemable at par. We also will pay accrued and unpaid interest to, but not including, the date of redemption on the Notes to be redeemed.

Security and Ranking	The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Because we are a holding company, our obligations under the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. As of December 31, 2019, FirstEnergy Corp. had approximately $7.1 billion of total indebtedness on a standalone basis. All of such standalone indebtedness was unsecured and unsubordinated indebtedness. As of December 31, 2019, the subsidiaries of FirstEnergy Corp. had approximately $13.9 billion of indebtedness outstanding.

Sinking Fund	There is no sinking fund for any series of Notes.

Limitation on Liens	Subject to certain exceptions, so long as any Notes are outstanding, we may not pledge, mortgage, hypothecate or grant a security interest in or permit any pledge, mortgage, security interest or other lien upon, any capital stock of any subsidiary now or hereafter directly owned by us, to secure any indebtedness without also securing all outstanding Notes, equally and ratably with that indebtedness, and all other indebtedness entitled to be similarly secured. See “Risk Factors” in this prospectus supplement and “Description of Debt Securities—Limitation on Liens” in the accompanying prospectus.

Consolidation, Merger, etc.	Our ability to sell, transfer, convey or otherwise dispose of our properties and assets substantially as an entirety to any other person is limited. See “Description of Debt Securities—Consolidation, Merger, Conveyance, Sale or Transfer” in the accompanying prospectus.

Additional Issuances	We may from time to time, without the consent of the holders of any series of the Notes, create and issue additional notes having the same terms and conditions as the Notes of such series so that the additional issuance is consolidated and forms a single series with the previously issued Notes of such series. Unless such additional notes are issued pursuant to a “qualified reopening” or are otherwise treated as part of the same “issue” as the Notes for U.S. federal income tax purposes, such notes shall be issued with a separate CUSIP number.

Form and Denomination	The Notes will be issued in fully registered form only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. For more information, see “Description of the Notes—Book-Entry.”

Use of Proceeds	We intend to use the net proceeds, together with cash on hand, (i) to repay all amounts outstanding under our term loan credit agreement, dated October 19, 2018, as amended, among us, JP Morgan Chase Bank, N.A., as administrative agent, and the lenders identified therein, which we refer to as our two-year facility, (ii) to make (x) a $225 million cash payment, (y) an up to $628 million cash payment and (z) certain tax payments pursuant to the FES Bankruptcy settlement agreement, which we refer to collectively as the FES Payments, (iii) to repay a portion of the amounts outstanding under our term loan credit agreement, dated October 19, 2018, as amended, among us, The Bank of Nova Scotia, as administrative agent, and the lenders identified therein, which we refer to as our 364-day facility and, collectively with our two-year facility, our term loan credit agreements, and (iv) for working capital needs and general corporate purposes. See “Use of Proceeds.”

Conflicts of Interest	Affiliates of certain underwriters are lenders under our term loan credit agreements. Upon any application of net proceeds from this offering to repay amounts outstanding under these agreements, each such lender would receive its proportionate share of the amount being repaid. Those lending affiliates of underwriters who will receive more than 5% of the net proceeds from this offering in the form of the repayment of such indebtedness will be deemed to have a “conflict of interest” under the Financial Industry Regulatory, or FINRA, Rule 5121(f)(5)(C)(i). Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the securities offered are investment grade rated or are securities in the same series that have equal rights and obligations as investment grade rated securities. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors	You should carefully read and consider, in addition to matters set forth elsewhere in this prospectus supplement, the information in the “Risk Factors” section beginning on page S-6.

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A., or the Trustee.

Governing Law	The Notes and the Indenture, dated as of November 15, 2001 between us and the Trustee, as amended and supplemented, or the Indenture, will be governed by, and construed in accordance with, the laws of the State of New York.

Summary Historical Consolidated Financial Information

We present below selected historical consolidated financial data for each of the five fiscal years ended December 31, 2019, which have been derived from our audited consolidated financial statements.

You should read the information set forth below in conjunction with our audited consolidated financial statements included in our filings with the SEC and those incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of or for the year ended December 31,
(In millions, except per share amounts)	2019	2018	2017	2016	2015

Income Statement Data:
Revenues	$11,035	$11,261	$10,928	$10,700	$10,583
Income (Loss) From Continuing Operations	$904	$1,022	$(289)	$551	$383
Net Income (Loss) Attributable to Common Stockholders	$908	$981	$(1,724)	$(6,177)	$578
Earnings (Loss) per Share of Common Stock:
Basic – Continuing Operations	$1.69	$1.33	$(0.65)	$1.29	$0.91
Basic – Discontinued Operations	0.01	0.66	(3.23)	(15.78)	0.46

Basic – Net Income (Loss) Attributable to Common Stockholders	$1.70	$1.99	$(3.88)	$(14.49)	$1.37

Diluted – Continuing Operations	$1.67	$1.33	$(0.65)	$1.29	$0.91
Diluted – Discontinued Operations	0.01	0.66	(3.23)	(15.78)	0.46

Diluted – Net Income (Loss) Attributable to Common Stockholders	$1.68	$1.99	$(3.88)	$(14.49)	$1.37

Weighted Average Number of Common Shares Outstanding
Basic	535	492	444	426	422
Diluted	542	494	444	426	424
Dividends Declared per Share of Common Stock	$1.53	$1.82	$1.44	$1.44	$1.44

Balance Sheet Data:
Total Assets	$42,301	$40,063	$42,257	$43,148	$52,094
Capitalization:
Total Equity	$6,975	$6,814	$3,925	$6,241	$12,422
Long-Term Debt and Other Long-Term Obligations	19,618	17,751	18,687	15,251	16,444

Total Capitalization	$26,593	$24,565	$22,612	$21,492	$28,866

RISK FACTORS

Before investing in the Notes you should carefully consider the risks described below, as well as the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein from our other filings with the SEC, to which we refer you for more detailed information on our business, industry, and financial and corporate structure. These are risks we consider to be material to your decision whether to invest in the Notes. There may be risks that you view in a different way than we do, and we may omit a risk that we consider immaterial, but you consider important. If any of the risks discussed below or in our documents incorporated by reference occur, our business, cash flows, financial condition or results of operations could be materially harmed.

Risks Related to our Business, Industry and Financial Structure

For a discussion of these risks please see the risks disclosed and discussed in the sections entitled “Risk Factors,” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the year ended December 31, 2019.

Risks Related to this Offering

We Must Rely on Cash from Our Subsidiaries to Make Payments on the Notes.

We conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the Notes are largely dependent upon the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to make any funds available for payment of amounts due on the Notes. Some of our subsidiaries may require a disproportional commitment of our cash flows.

Because we are a holding company, our obligations under the Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights and the rights of our creditors, including the rights of the holders of the Notes, to participate in the liquidation of assets of any subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against any of our subsidiaries, our claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness, other liabilities, and preferred securities, of the subsidiary, that is senior to that held by us. As of December 31, 2019, our subsidiaries had approximately $13.9 billion of indebtedness outstanding consisting of first mortgage bonds, senior notes, promissory notes and obligations under bank credit facilities, including our term loan credit agreements. Our subsidiaries have no preferred securities outstanding.

We May Be Able to Issue Substantially More Debt, A Portion of Which Could Be Secured Debt.

The Indenture does not limit the amount of indebtedness we may issue; however, the limitation on liens provision of the Indenture does limit the amount of secured debt that we may issue without ratably securing these Notes. In addition to liens expressly permitted under that provision of the Indenture, which is summarized in the accompanying prospectus, we are permitted by the Indenture to pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, capital stock of any subsidiary now or hereafter owned by us to secure aggregate indebtedness in an amount not to exceed 10% of our consolidated net tangible assets. As of December 31, 2019, our consolidated net tangible assets were $31.6 billion. Consequently, as of December 31, 2019, the Indenture would have allowed us to incur up to $3.2 billion of secured debt under this test. Such secured debt would be senior to the Notes and all other notes issued under the Indenture, all of which are currently unsecured. Notwithstanding this Indenture provision, we note that our current revolving credit facility generally prohibits us, subject to certain exceptions, from pledging capital stock or limited liability interests in our subsidiaries.

If an Active Trading Market Does Not Develop for the Notes, You May Be Unable to Sell the Notes or to Sell Them at a Price You Deem Sufficient.

Each series of the Notes will be new securities for which there is no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or to arrange for the Notes to be quoted on any automated system. We provide no assurance as to:

•	the liquidity of any trading market that may develop for the Notes;

•	the ability of holders to sell their Notes; or

•	the price at which holders would be able to sell their Notes.

Even if a trading market develops, the Notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

•	prevailing interest rates;

•	the number of holders of the Notes;

•	the interest of securities dealers in making a market for the Notes; and

•	our operating results.

If a market for the Notes does not develop, purchasers may be unable to resell the Notes for an extended period of time. Consequently, a holder of Notes may not be able to liquidate its investment readily, and the Notes may not be readily accepted as collateral for loans. In addition, market-making activities will be subject to restrictions of the Securities Act of 1933, or the Securities Act, and the Securities Exchange Act of 1934, or the Exchange Act.

A Downgrade, Suspension or Withdrawal of the Rating Assigned by a Rating Agency to the Notes, or Changes in the Financial and Credit Markets, Could Cause the Liquidity or Market Prices of the Notes to Decline Significantly.

We expect the Notes to be rated by Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC and Fitch Ratings Inc. These ratings are not recommendations to purchase, sell or hold the Notes. Credit rating agencies continually revise their ratings for companies they follow, including us. Accordingly, any rating assigned to the Notes by one or more of these rating agencies may not remain, may be lowered or may be withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our business, warrant a change to the rating assigned.

USE OF PROCEEDS

We estimate that our net proceeds from the issuance and sale of the Notes, after deducting the underwriters’ discount and estimated expenses, will be approximately $1,730,663,000.

We intend to use the net proceeds, together with cash on hand, (i) to repay all amounts outstanding under our two-year facility, (ii) to make the FES Payments, (iii) to repay a portion of the amounts outstanding under our 364-day facility, and (iv) for working capital needs and general corporate purposes. Our two-year facility expires on September 11, 2021, and as of December 31, 2019 bore interest at a rate of 2.48% per annum. Our 364-day facility expires on September 9, 2020, and as of December 31, 2019 bore interest at a rate of 2.28% per annum. As of December 31, 2019, there was $750.0 million and $1.0 billion of borrowings outstanding under our two-year facility and 364-day facility, respectively.

Affiliates of certain underwriters are lenders under our term loan credit agreements. Upon any application of net proceeds from this offering to repay amounts outstanding under these agreements, each such lender would receive its proportionate share of the amount being repaid. Those lending affiliates of underwriters who will receive more than 5% of the net proceeds from this offering in the form of the repayment of such indebtedness will be deemed to have a “conflict of interest” under FINRA Rule 5121(f)(5)(C)(i). Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the securities offered are investment grade rated or are securities in the same series that have equal rights and obligations as investment grade rated securities. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DESCRIPTION OF THE NOTES

We will issue the Notes under the Indenture, dated as of November 15, 2001, as amended and supplemented, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee. The Notes constitute debt securities as described in the accompanying prospectus and will contain all of the terms described in the accompanying prospectus under the heading “Description of Debt Securities.” The Notes will also contain the additional provisions described below.

For purposes of this “Description of the Notes,” references to “we,” “us” and “our” refer specifically to FirstEnergy Corp., excluding its subsidiaries.

General

The Indenture provides for the issuance of debt securities in one or more series. The Indenture does not limit the amount of indebtedness that may be issued under the Indenture. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. Each series of Notes will constitute a series of debt securities under the Indenture. The Notes will be unsecured and unsubordinated and will rank equally with all of our other existing and future senior unsecured and unsubordinated indebtedness.

Interest Rate and Interest Payment Dates

Interest on the Series A Notes will accrue at the fixed rate of 2.050% per annum, interest on the Series B Notes will accrue at the fixed rate of 2.650% per annum and interest on the Series C Notes will accrue at the fixed rate of 3.400% per annum. Interest on the Notes will accrue from the date of original issuance, February 20, 2020, or from the most recent interest payment date to which interest has been paid or provided for. Interest on the Notes will be payable on March 1 and September 1 of each year, beginning on September 1, 2020, to holders of record at the close of business on the February 15 or August 15 immediately preceding the corresponding interest payment date, except that interest payable at maturity will be paid to the person to whom principal is paid.

Maturity Date

The Series A Notes will mature on March 1, 2025, the Series B Notes will mature on March 1, 2030 and the Series C Notes will mature on March 1, 2050.

Form

We will issue the Notes only in registered form in denominations of $2,000 and integral multiples of $1,000 thereafter. The notes initially will be issued in book-entry form only, through The Depository Trust Company for the accounts of its participants, including, Clearstream Banking, S.A., or Euroclear Bank S.A./N.V., as operator of Euroclear Systems. See “—Book-Entry” below.

Optional Redemption

The Notes are redeemable at our election, in whole or in part, at any time prior to the date that is one month prior to maturity for the Series A Notes, the date that is three months prior to maturity for the Series B Notes and the date that is six months prior to maturity for the Series C Notes at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed then outstanding; or

•

as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of the payments of interest accrued to the date of redemption) that would be due if the Series A Notes matured on the date that is one month prior to maturity for the Series A Notes, if the Series B Notes matured on the date that is three months prior to maturity for the Series B Notes and if the Series C Notes matured on the date that is six months prior to maturity for the Series C Notes, as applicable, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 12.5 basis points in the case of the Series A Notes, 20 basis points in the case of the Series B Notes and 25 basis points in the case of the Series C Notes, plus, in each case, accrued and unpaid interest to, but not including, the date of redemption on the notes to be redeemed. After the date that is one month prior to maturity for the Series A Notes, the date that is three months prior to maturity for the Series B Notes and the date that is six months prior to maturity for the Series C Notes, the Notes are redeemable at our election, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but not including, the date of redemption on the Notes to be redeemed.

The term “Adjusted Treasury Rate” as used above means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from these yields on a straight line basis, rounding to the nearest month); or

•

if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.

The term “Comparable Treasury Issue” as used above means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purposes, that the Series A Notes mature on the date that is one month prior to maturity for the Series A Notes, the Series B Notes mature on the date that is three months prior to maturity for the Series B Notes and the Series C Notes mature on the date that is six months prior to maturity for the Series C Notes) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities, or the Remaining Life.

The term “Comparable Treasury Price” as used above means (1) the average of three Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three Reference Treasury Dealer Quotations, the average of all such quotations.

The term “Independent Investment Banker” as used above means one of the Reference Treasury Dealers appointed by us.

The term “Reference Treasury Dealer” as used above means:

•

each of Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and their respective successors; provided, however, that if any of the foregoing cease to be a primary U.S. Government securities dealer in the United States, or a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer; and

•	any two other Primary Treasury Dealers selected by us.

The term “Reference Treasury Dealer Quotations” as used above means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding the redemption date.

We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Book-Entry

Global Notes

The Notes will initially be represented by one or more Global Certificates which will be issued in definitive, fully registered, book-entry form. The Global Certificates will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the Global Certificates will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the Global Certificates through either DTC (in the United States), Clearstream Banking, S.A., or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the Global Certificates on behalf of their participants, through customer securities accounts in Clearstream’s or Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold those positions in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of the Company, the underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We understand that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post- trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants.

•	The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

•

Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

•

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

•

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

•

Beneficial Owners of Notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Notes, such as redemptions, tenders, defaults, and proposed amendments to the Indenture. For example, Beneficial Owners of Notes may wish to ascertain that the nominee holding the Notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the Registrar and request that copies of notices be provided directly to them.

•

Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

•

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

•

Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our or the Trustee’s responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

•

DTC may discontinue providing its services as depository with respect to the Notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor depository is not obtained, certificated Notes are required to be printed and delivered.

•	We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificated Notes will be printed and delivered to DTC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry between their accounts. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants.

We understand that Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by

Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We expect that under procedures established by DTC:

•

upon deposit of the Global Certificate with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the Notes; and

•

ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Certificate to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a Global Certificate to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a Global Certificate, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that Global Certificate for all purposes under the Indenture and under the Notes. Except as provided below, owners of beneficial interests in a Global Certificate will not be entitled to have Notes represented by that Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a Global Certificate must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the indenture or a Global Certificate.

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a Global Certificate, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the Global Certificates as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Certificates held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Payments on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, or, collectively, the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Payments on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a Global Certificate upon surrender by DTC of the Global Certificates if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such Global Certificate or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default under the indenture has occurred and is continuing, and DTC requests the issuance of certificated Notes; or

•	we determine not to have the Notes represented by such Global Certificate.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes, but it does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences of those persons who are original beneficial owners of the Notes, who purchase the Notes at their original issue price for cash and who hold such Notes as capital assets within the meaning of Section 1221 of the Code, who we refer to as “Holders.” This summary assumes that the Notes are not issued with “original issue discount” of more than a de minimis amount as that term is defined in the Code and Section 1.1273-1 of the Treasury Regulations. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, banks, financial institutions, broker-dealers, insurance companies, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities and investors therein, expatriates, tax-exempt organizations, “controlled foreign corporations,” “passive foreign investment companies,” United States Holders (as defined below) that have a functional currency other than the U.S. Dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold the Notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences, consequences under the tax laws of any state, local or foreign jurisdiction, or consequences under any U.S. federal tax laws other than income tax law. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

This summary is for general information only. Prospective purchasers of the Notes are urged to consult their independent tax advisors concerning the U.S. federal income tax consequences to them of acquiring, owning and disposing of the Notes, as well as the application of state, local and foreign tax laws and U.S. federal tax laws other than income tax law.

For purposes of the following summary, “United States Holder” is a Holder that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the U.S.; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the U.S., any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if a court within the U.S. is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A “Non-United States Holder” is a Holder that is neither a United States Holder nor a partnership for U.S. federal income tax purposes.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes will hold the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any entity or arrangement that is classified for U.S. federal income tax purposes as a partnership and that will own Notes, and any partners of such partnership, are urged to consult their tax advisors as to the tax consequences of the acquisition, ownership and disposition of the Notes.

U.S. Federal Income Taxation of United States Holders

Payment of Interest

Payments of interest on the Notes will be “qualified stated interest” and will be taxable as ordinary interest income at the time it accrues or is received by a United States Holder in accordance with the United States Holder’s regular method of accounting for U.S. federal income tax purposes.

Disposition of Notes

Upon the sale, exchange, redemption or other taxable disposition of a Note, a United States Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued and unpaid interest, which is treated as interest as described above) and (ii) such Holder’s adjusted tax basis in the Note. A United States Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to such Holder.

Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder’s holding period for the Note is more than one year. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses by United States Holders is subject to limitations.

Medicare Tax on Unearned Income

A 3.8% tax is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, in both cases to the extent that net investment income exceeds a certain threshold. Among other items, “net investment income” generally includes interest and certain net gains from the disposition of the Notes, less certain deductions.

Prospective holders should consult their own tax advisors with respect to such tax.

U.S. Federal Income Taxation of Non-United States Holders

Payment of Interest

Subject to the discussions of backup withholding and FATCA below, payments of interest on the Notes by us or any of our agents to a Non-United States Holder will not be subject to U.S. federal withholding tax, provided that such payments are not effectively connected with the conduct of a U.S. trade or business or in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-United States Holder in the U.S., and:

(1)

the Non-United States Holder does not, directly or indirectly (including by ownership of equity interests in FirstEnergy Corp.), actually or constructively own 10% or more of the total combined voting power of all classes of our stock which is entitled to vote;

(2)	the Non-United States Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us (within the meaning of Section 864(d)(4) of the Code);

(3)	the Non-United States Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

(4)

either (a) the beneficial owner of the Notes certifies to us or our agent on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), under penalties of perjury, that it is not a “United States person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, and holds the Notes on behalf of the beneficial owner, certifies to us or our agent, under penalties of perjury, that such a certification has been received from the beneficial owner by it, and furnishes us with a copy thereof.

The requirements set forth in clauses (1), (2), (3) and (4) above are known as the Portfolio Interest Exception.

If a Non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exception, payments of interest made to such Non-United States Holder will be subject to a 30% U.S. federal withholding tax unless the beneficial owner of the Note provides us or our agent, as the case may be, with a properly executed:

(5)

IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding under a tax treaty, or Treaty Exemption, or

(6)

IRS Form W-8ECI (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner (in which case such interest will be subject to regular graduated U.S. tax rates as described below).

We suggest that you consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the Note is effectively connected with a U.S. trade or business of the Non-United States Holder (and if required by an applicable treaty, attributable to a U.S. permanent establishment), the Non-United States Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such Holder is a foreign corporation and interest on the Note is effectively connected with its U.S. trade or business (and if required by applicable treaty, attributable to a U.S. permanent establishment), such Holder may be subject to a branch profits tax equal to 30% (unless reduced by treaty) in respect of such interest.

Disposition of Notes

Subject to the discussions of backup withholding and FATCA below, no withholding of U.S. federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or other disposition of a Note.

Except with respect to accrued and unpaid interest, a Non-United States Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption or other disposition of a Note unless (a) the Non-United States Holder is an individual who is present in the U.S. for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met or (b) such gain or income is effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange, redemption or other disposition of the Note will be subject to U.S. federal income tax to the extent interest would have been subject to U.S. federal income tax as described under “—U.S. Federal Income Taxation of Non-United States Holders; Payment of Interest.”

Information Reporting and Backup Withholding

United States Holders

For each calendar year in which the Notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation does not apply, however, with respect to certain payments to United States Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

In the event that a United States Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, we, our agent or paying agents, or a broker may be required to “backup” withhold a tax at the applicable rate (currently, 24%) of each payment of interest and principal (and premium or additional interest, if any) on the Notes and on the proceeds from a sale of the Notes. This backup withholding is not an additional tax and may be refunded or credited against the United States Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

United States Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for obtaining such exemption, if applicable.

Non-United States Holders

U.S. backup withholding tax will not apply to payments on a Note or proceeds from the sale of a Note payable to a Non-United States Holder if the certification described in “—U.S. Federal Income Taxation of Non-United States Holders; Payment of Interest” is duly provided by such Non-United States Holder or the Non-United States Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge or reason to know that the conditions of any claimed exemption are not satisfied.

Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding also may be made available to the tax authorities in the country in which a Non-United States Holder resides under the provisions of an applicable income tax treaty.

Any amounts withheld under the backup withholding tax rules from a payment to a Non-United States Holder will be allowed as a refund, or a credit against such Non-United States Holder’s U.S. federal income tax liability, provided that the requisite procedures are followed.

Non-United States Holders should consult their own tax advisors regarding their particular circumstance and the availability of and procedure for, obtaining an exemption from backup withholding.

FATCA

Pursuant to Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance issued thereunder (“FATCA”), foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source interest) and also include the entire gross proceeds from the sale or other disposition of any debt instruments of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Under the applicable final Treasury Regulations, withholding under FATCA will generally apply to payments of interest and gross proceeds on the Notes. However, the IRS has issued proposed Treasury Regulations that would eliminate the application of this regime with respect to payments of gross proceeds (but not interest). Pursuant to these proposed Treasury Regulations, we and any other applicable withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed Treasury Regulations are rescinded. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

We will not pay any additional amounts to Holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a Holder might be eligible for refunds or credits of such taxes. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement dated the date hereof, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, the principal amount of Notes set forth opposite each of their names below.

Underwriters	Principal Amount of Series A Notes	Principal Amount of Series B Notes	Principal Amount of Series C Notes
Barclays Capital Inc.	$36,000,000	$72,000,000	$102,000,000
BofA Securities, Inc.	$36,000,000	$72,000,000	$102,000,000
Citigroup Global Markets Inc.	$36,000,000	$72,000,000	$102,000,000
J.P. Morgan Securities LLC	$36,000,000	$72,000,000	$102,000,000
Morgan Stanley & Co. LLC	$36,000,000	$72,000,000	$102,000,000
Mizuho Securities USA LLC	$14,394,000	$28,788,000	$40,783,000
PNC Capital Markets LLC	$14,394,000	$28,788,000	$40,783,000
RBC Capital Markets, LLC	$14,394,000	$28,788,000	$40,783,000
Santander Investment Securities Inc.	$14,394,000	$28,788,000	$40,783,000
Scotia Capital (USA) Inc.	$14,394,000	$28,788,000	$40,783,000
SMBC Nikko Securities America, Inc.	$14,394,000	$28,788,000	$40,783,000
CIBC World Markets Corp.	$6,728,000	$13,454,000	$19,060,000
KeyBanc Capital Markets Inc.	$6,727,000	$13,455,000	$19,060,000
MUFG Securities Americas Inc.	$6,727,000	$13,455,000	$19,060,000
TD Securities (USA) LLC	$6,727,000	$13,454,000	$19,061,000
U.S. Bancorp Investments, Inc.	$6,727,000	$13,454,000	$19,061,000

Total	$300,000,000	$600,000,000	$850,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Notes offered hereby if any Notes are taken.

The underwriters have advised us that they propose to initially offer the Notes to the public at the respective public offering prices set forth on the cover page of this prospectus supplement and may also offer the Notes to certain securities dealers at the public offering price less a concession not in excess of 0.35% of the principal amount of the Series A Notes, 0.40% of the principal amount of the Series B Notes and 0.50% of the principal amount of the Series C Notes. Any underwriter may allow, and any dealer may re-allow, a concession not in excess of 0.175% of the principal amount of the Series A Notes, 0.20% of the principal amount of the Series B Notes and 0.25% of the principal amount of the Series C Notes to certain brokers or dealers. After the initial offering of the Notes, the relevant public offering price and other selling terms of the Notes may from time to time be varied by the underwriters. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject orders in whole or in part.

Under the underwriting agreement, we have agreed to indemnify the several underwriters against certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The following table shows the public offering price, the underwriting discounts that we will pay to the underwriters and the proceeds, before expenses, to us in connection with the offering of the Notes:

	Public Offering Price(1)	Underwriting Discounts	Proceeds, Before Expenses, to Us
Per Series A Note	99.795%	0.600%	99.195%
Total	$299,385,000	$1,800,000	$297,585,000
Per Series B Note	99.929%	0.650%	99.279%
Total	$599,574,000	$3,900,000	$595,674,000
Per Series C Note	99.849%	0.875%	98.974%
Total	$848,716,500	$7,437,500	$841,279,000

(1)	Plus accrued interest from February 20, 2020, if settlement occurs after that date.

We estimate that we will incur offering expenses, not including the underwriting discount, of approximately $3.9 million.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Notes. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation or prediction is made of the magnitude or the direction of any effect that the transactions described above may have on the market price of the Notes. The underwriters are not required to engage in these activities, and, if commenced, may end any of these activities at any time without notice.

Each series of the Notes will be a new issue of securities for which currently there is no trading market. We do not intend to apply for the listing or quotation of the Notes on any securities exchange or market. Although the underwriters have indicated that they intend to make a market in the Notes in a manner permitted under applicable securities laws, the underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance as to the existence, development, maintenance, or liquidity of any trading market for the Notes.

Conflicts of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates for which they have received or will receive customary fees. In addition, affiliates of certain of the underwriters are party to our revolving credit facility and term loan credit agreements as agents and lenders.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuers or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the

Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of certain underwriters are lenders under our term loan credit agreements. Upon any application of net proceeds from this offering to repay amounts outstanding under these agreements, each such lender would receive its proportionate share of the amount being repaid. Those lending affiliates of underwriters who will receive more than 5% of the net proceeds from this offering in the form of the repayment of such indebtedness will be deemed to have a “conflict of interest” under FINRA Rule 5121(f)(5)(C)(i). Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the securities offered are investment grade rated or are securities in the same series that have equal rights and obligations as investment grade rated securities.

Selling Restrictions

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (‘‘NI 33-105’’), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or EEA, or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (ii) a customer within the meaning of Directive 2016/97/EU, as amended, or the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU, as amended, the Prospectus Regulation. No key information document required by Regulation (EU) No 1286/2014, as amended, the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared. Offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of Notes in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended), or FSMA,) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus is for distribution only to, and is only directed at, qualified investors (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended, or Financial Promotion Order, (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.

Hong Kong

WARNING: The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to any offer of the Notes. If recipients are in any doubt about any of the contents of this prospectus supplement, they should obtain independent professional advice.

The Notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the laws of Hong Kong (the “CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the Notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No.25 of 1948, as amended) (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investor) Regulations 2018 of Singapore or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor pursuant to Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) (in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case or a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA; (3) where no consideration is or will be given for the transfer; (4) by operation of law; (5) as specified in Section 276(7) of the SFA; (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore; or (7) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (“CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. Accordingly, this prospectus supplement and any accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under article 652a or article 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under article 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any accompanying prospectus nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the company or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

LEGAL MATTERS

Certain legal matters in connection with the validity of the Notes offered by this prospectus supplement are being passed upon for us by Robert P. Reffner, Senior Vice President and General Counsel of FirstEnergy Service Company, our wholly-owned subsidiary, and by Jones Day, our counsel. The underwriters are being represented in connection with this offering by Ballard Spahr LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in the accompanying prospectus. The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means that we can refer you to important information without restating it in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. In addition to the documents referred to under “Incorporation of Certain Documents by Reference” in the accompanying prospectus, at the date of this prospectus supplement, we incorporate by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2019; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before all of the Notes are sold in this offering.

You may access a copy of any or all of these filings, free of charge, at FirstEnergy’s website (http://www.firstenergycorp.com) or by writing or calling us at the following address:

FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308-1890

Attn: Shareholder Services

(800) 736-3402

Information available on FirstEnergy’s website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus supplement or the accompanying prospectus, does not constitute a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

FirstEnergy Corp.

Common Stock

Preferred Stock

Debt Securities

Warrants

This prospectus relates to common stock, preferred stock, debt securities and warrants that FirstEnergy Corp. or selling security holders may offer from time to time. Our preferred stock, debt securities and warrants may be convertible into or exchangeable for shares of our common stock or other securities. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions that we will determine at the time of the offering.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “FE.”

Investing in these securities involves certain risks. See “Risk Factors” on page 4 to read about factors you should consider before investing in our securities.

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements or commissions. Selling security holders may also offer and sell their securities from time to time on terms described in the applicable prospectus supplement. See the “Plan of Distribution” section beginning on page 20, of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 6, 2018

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

The prospectus supplement may also add, update or change information contained in this prospectus, including information about us. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of the applicable document. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words “FirstEnergy,” “the company,” “we,” “our,” “ours” and “us” refer to FirstEnergy Corp. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein include forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following:

•	the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile;

•

the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates;

•

changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities;

•

the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet;

•	success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits;

•

the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (“CES”) segment, thereby causing FirstEnergy Solutions Corp. (“FES”) to restructure its substantial debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws (which filing would include FirstEnergy Nuclear Operating Company (“FENOC”)) and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.;

•

the risks and uncertainties at the CES segment, including FES, its subsidiaries, and FENOC, related to wholesale energy and capacity markets and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales or the potential need to deactivate additional generating units, which could result in further substantial write-downs and impairments of assets;

•	the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES and FENOC to seek protection under United States bankruptcy laws;

•

the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements;

•

the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof;

•	the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability;

•	changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins;

•	costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices;

•	replacement power costs being higher than anticipated or not fully hedged;

•	our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins;

•

the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units);

•	changes in customers’ demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates;

•	economic or weather conditions affecting future sales, margins and operations such as a polar vortex or other significant weather events, and all associated regulatory events or actions;

•

changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers;

•	the impact of labor disruptions by our unionized workforce;

•

the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks;

•

the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates;

•

the impact of the federal regulatory process on Federal Energy Regulatory Commission (“FERC”)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (“PJM”) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards;

•	the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated’s realignment into PJM;

•	the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates;

•

other legislative and regulatory changes, including the federal administration’s required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (“CWA”) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation;

•

adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission);

•	issues arising from the indications of cracking in the shield building at Davis-Besse;

•

changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated;

•	the impact of changes to significant accounting policies;

•	the impact of any changes in tax laws or regulations, including the Tax Cuts and Jobs Act or adverse tax audit results or rulings;

•

the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries;

•

further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries;

•	issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business;

•	and the risks and other factors discussed from time to time in our SEC filings, and other similar factors.

Dividends declared from time to time on FirstEnergy Corp.’s common stock, and thereby on FirstEnergy Corp.’s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These risks, unless otherwise indicated, are presented on a consolidated basis for FirstEnergy; if and to the extent a deconsolidation occurs with respect to certain FirstEnergy companies, the risks described herein may materially change. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

THE COMPANY

We are an Ohio corporation, and our principal executive offices are located at 76 South Main Street, Akron, Ohio 44308. Our telephone number is (800) 736-3402 and our Internet website is www.firstenergycorp.com. Information contained on our website shall not be incorporated into, or be a part of, this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities offered, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm or otherwise impact our financial condition, results of operations or cash flows. See also “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds we receive from issuance of the securities offered under this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness. Until we apply the proceeds from a sale of securities to the intended purposes, we may invest those proceeds.

Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus. We have not presented a ratio of earnings to combined fixed charges and preferred stock dividends because we did not have preferred stock outstanding during any such periods. Therefore, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Year Ended December 31,
	2013	2014	2015	2016(2)	2017(2)
Consolidated Ratio of Earnings to Fixed Charges (1)	1.45	1.09	1.68	N/A	N/A

(1)

“Earnings” for purposes of the calculation of Ratio of Earnings to Fixed Charges have been computed by adding to “Income from continuing operations” total interest and other charges, before reduction for amounts capitalized and deferred, provision for income taxes (benefits) and the estimated interest element of rentals charged to income, as well as a reduction for capitalized interest. “Fixed charges” include interest on long-term debt, other interest expense, subsidiaries’ preferred stock dividend requirements and the estimated interest element of rentals charged to income, which includes the interest element of rentals where determinable, plus 1/3 of rental expense where no readily defined interest element can be determined.

(2)

The ratio of earnings to fixed charges was less than one-to-one for the years ended December 31, 2017 and 2016 resulting from pre-tax impairment charges of $2,406 and $10,665 million, respectively. Additional earnings of $873 million and $9,298 million would have been required to have a one-to-one ratio of earnings to fixed charges for years ended December 31, 2017 and 2016, respectively.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Certain provisions of our Amended Articles of Incorporation, as amended, which we refer to as our Amended Articles of Incorporation, and Amended Code of Regulations, as amended, which we refer to as our Amended Code of Regulations, are summarized or referred to below. The summaries may not contain all of the information that may be important to you, do not relate to or give effect to the provisions of statutory or common law, and are qualified in their entirety by express reference to our Amended Articles of Incorporation and Amended Code of Regulations.

We are authorized by our Amended Articles of Incorporation to issue 700,000,000 shares of common stock, par value $0.10 per share. The common stock outstanding is, and the common stock offered pursuant to this prospectus will be, fully paid and non-assessable. We are also authorized by our Amended Articles of Incorporation to issue 5,000,000 shares of preferred stock, par value $100 per share, of which 1,616,000 shares have been designated Series A Convertible Preferred Stock.

Our Amended Articles of Incorporation give our board of directors authority to issue preferred stock from time to time in one or more classes or series and to fix the designations, powers, preferences, limitations and relative rights of any series of preferred stock that we choose to issue, including, without limitation, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such series. Such preferred stock could be issued with terms that could delay, defer or prevent a change of control of FirstEnergy. Prior to the issuance of a new series of preferred stock, we will amend our Amended Articles of Incorporation, designating the stock of that series and the terms of that series. We will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the amendment to our Amended Articles of Incorporation establishing the terms of the preferred stock with the SEC. On January 22, 2018, we issued shares of our Series A Convertible Preferred Stock and amended our Amended Articles of Incorporation to designate the terms of the Series A Convertible Preferred Stock.

Dividend Rights

Subject only to any prior rights and preferences of any shares of our preferred stock that are or may in the future be issued and outstanding, the holders of the common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Our Series A Convertible Preferred Stock participates in declared dividends on the common stock on an as-converted basis based on the number of shares of common stock a holder of Series A Convertible Preferred Stock would receive if its shares of Series A Convertible Preferred Stock were converted on the dividend record date at the Conversion Price (as defined in our Amended Articles of Incorporation) in effect at that time. Such dividends will be paid at the same time that the dividends on common stock are paid.

There can be no assurance that funds will be legally available to pay dividends at any given time or that, if funds are available, the board of directors will declare a dividend. Future dividends will depend on our future earnings and the ability of our regulated subsidiaries to pay cash dividends to us, which are subject to certain regulatory limitations and also subject to charter and contractual limitations for some of those subsidiaries that may, in general, restrict the amount of retained earnings available for these dividends. These limitations, however, do not currently materially restrict payment of these dividends.

Liquidation Rights

In the event of our dissolution or liquidation, the holders of our common stock will be entitled to receive, pro rata, after the prior rights of the holders of any issued and outstanding shares of our preferred stock have been satisfied, all of our assets that remain available for distribution after payment in full of all of our liabilities. Shares of our Series A Convertible Preferred Stock will automatically convert into shares of common stock immediately prior to a bankruptcy or liquidation in accordance with the terms of the Amended Articles of Incorporation.

Voting Rights

The holders of our common stock are entitled to one vote on each matter submitted for their vote at any meeting of our shareholders for each share of common stock held as of the record date for the meeting. Under our Amended Articles of Incorporation, the voting rights of our preferred stock may differ from the voting rights of our common stock. The holders of our common stock are not entitled to cumulate their votes for the election of directors.

Approval of at least 80% of the voting power of our outstanding shares must be obtained in order to amend or repeal, or adopt any provision inconsistent with, the provisions of our Amended Articles of Incorporation dealing with, among other things:

•	the right of the board of directors to establish the terms of unissued shares or to authorize our acquisition of our outstanding shares;

•	the absence of cumulative voting and preemptive rights; or

•	the requirement that at least 80% of the voting power of our outstanding shares must approve the foregoing.

In addition, the approval of at least 80% of the voting power of our outstanding shares must be obtained to amend or repeal the provisions of our Amended Code of Regulations dealing with, among other things:

•	the time and place of shareholders’ meetings, the manner in which special meetings of shareholders are called or the way business is conducted at such meetings;

•	the number, election and terms of directors, the manner of filling vacancies on the board of directors, the removal of directors or the manner in which directors are nominated;

•	the indemnification of officers, directors, employees or agents; or

•	the requirement that at least 80% of the voting power of our outstanding shares must approve the foregoing.

Adoption of amendments to our Amended Articles of Incorporation (other than those requiring 80% approval as specified above), adoption of a plan of merger, consolidation or reorganization, authorization of a sale or other disposition of all or substantially all of our assets not made in the usual and regular course of its business or adoption of a resolution of dissolution, and any other matter that would otherwise require a two-thirds approving vote, require the approval of two-thirds of the voting power of our outstanding shares, unless our board of directors provides otherwise by resolution, in which case these matters will require the approval of a majority of the voting power of our outstanding shares and the approval of a majority of the voting power of any shares entitled to vote as a class.

The holders of our Series A Convertible Preferred Stock have limited class voting rights related to the creation of additional securities that are senior or pari passu with the Series A Convertible Preferred Stock, as well as certain reclassifications and amendments that would affect the rights of the holders of Series A Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock also have the right to approve issuances of securities convertible or exchangeable for common stock, subject to certain exceptions for compensation arrangements and bona fide dividend reinvestment or share purchase plans.

Ohio Law Anti-takeover Provisions

Several provisions of the Ohio Revised Code, or ORC, may make it more difficult to acquire us by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions include Chapter 1704 (Business Combinations), Section 1701.831 (Control Share Acquisitions) and Section 1707.041 (Control Bids). The ORC’s

Business Combination, Control Share Acquisition and Control Bids provisions are set forth in summary below. This summary may not contain all the information that is important to you and is subject to, and is qualified in its entirety by reference to, all sections of the ORC.

Chapter 1704 of the ORC applies to a broad range of business combinations between an Ohio corporation and an interested shareholder. The Ohio law definition of “business combination” includes mergers, consolidations, combinations or majority share acquisitions. An “interested shareholder” is defined as a shareholder who, directly or indirectly, exercises or directs the exercise of 10% or more of the voting power of the corporation in the election of directors.

Chapter 1704 restricts corporations from engaging in business combinations with interested shareholders, unless the articles of incorporation provide otherwise, for a period of three years following the date on which the shareholder became an interested shareholder, unless the directors of the corporation have approved the business combination or the interested shareholder’s acquisition of shares of the corporation prior to the date the shareholder became an interested shareholder. After the initial three-year moratorium, Chapter 1704 prohibits such transactions absent approval by the directors of the interested shareholder’s acquisition of shares of the corporation prior to the date that the shareholder became an interested shareholder, approval by disinterested shareholders of the corporation or the transaction meeting certain statutorily defined fair price provisions.

Under Section 1701.831 of the ORC, unless the articles of incorporation, the regulations adopted by the shareholders, or the regulations adopted by the directors pursuant to division (A)(1) of Section 1701.10 of the ORC provide otherwise, any control share acquisition of a corporation can only be made with the prior approval of the corporation’s disinterested shareholders. A “control share acquisition” is defined as the acquisition, directly or indirectly, by any person of shares of a corporation that, when added to all other shares of that corporation in respect of which the person may exercise or direct the exercise of voting power, would enable that person, immediately after the acquisition, directly or indirectly, alone or with others, to exercise levels of voting power of the corporation in the election of directors in any of the following ranges: at least 20% but less than 33 1/3%; at least 33 1/3% but no more than 50%; or more than 50%.

We have not opted out of the application of either Chapter 1704 or Section 1701.831.

Section 1707.041 of the ORC regulates certain “control bids” for corporations in Ohio with certain concentrations of Ohio shareholders and permits the Ohio Division of Securities to suspend a control bid if certain information is not provided to offerees, the subject corporation and the Ohio Division of Securities. Control bids include the purchase of or offer to purchase any equity security of such a corporation from a resident of Ohio if, after the purchase of that security, the offeror would be directly or indirectly the beneficial owner of more than 10% of any class of issued and outstanding equity securities of the corporation. Information that must be provided in connection with a control bid includes a statement of any plans or proposals that the offeror, upon gaining control, may have to liquidate the subject corporation, sell its assets, effect a merger or consolidation of the corporation, establish, terminate, convert, or amend employee benefit plans, close any plant or facility of the subject corporation or of any of its subsidiaries or affiliates, change or reduce its work force or the work force of any of its subsidiaries or affiliates, or make any other major change in the corporation’s business, corporate structure, management personnel or policies of employment.

Anti-takeover Effects

Some of the supermajority provisions of our Amended Articles of Incorporation and Amended Code of Regulations and the rights or the provisions of Ohio law described above, individually or collectively, may discourage, deter, delay or impede a tender offer or other attempt to acquire control of FirstEnergy even if the transaction would result in the shareholders receiving a premium for their shares over current market prices or if the shareholders otherwise believe the transaction would be in their best interests.

In addition, our Amended Code of Regulations contains certain advance notice provisions for which shareholders must comply in order to bring business before an annual meeting of shareholders or nominate candidates for our board of directors.

Shareholders must provide us advance notice of the introduction by them of business at annual meetings of our shareholders. For a shareholder to properly bring a proposal before an annual meeting, the shareholder must follow the advance notice procedures described in our Amended Code of Regulations. In general, the shareholder must deliver a written notice to our Corporate Secretary describing the proposal and the shareholder’s interest in the proposal not less than 30 nor more than 60 calendar days prior to the annual meeting. However, in the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.

Shareholders can nominate candidates for our board of directors. However, a shareholder must follow the advance notice procedures described in Regulation 14(c) of our Amended Code of Regulations. In general, a shareholder must submit a written notice of the nomination that includes the information required by our Amended Code of Regulations to our Corporate Secretary not less than 30 nor more than 60 calendar days prior to the annual meeting of shareholders. However, in the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.

Limitation on Directors’ Liability

Under Section 1701.59(D) of the ORC, unless the articles or the regulations of a corporation state by specific reference that this provision of Ohio law does not apply, a director is liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that this act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This provision, however, does not affect the liability of directors under Section 1701.95 of the ORC, which relates to:

•

the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation’s shares, contrary to the law or the corporation’s articles;

•	the distribution of assets to shareholders during the winding up of our affairs by dissolution or otherwise, if creditors are not adequately provided for; and

•

the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of the corporation who determined that the loan could reasonably be expected to benefit the corporation.

Section 1701.59(D) applies to our board of directors because our Amended Articles of Incorporation and Amended Code of Regulations do not specifically exclude its applicability. This may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors based on their actions or omissions, even though such a lawsuit, if successful, might otherwise have benefited us and our shareholders.

Preemptive or Conversion Rights

Holders of our common stock have no preemptive or conversion rights and are not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock.

Each share of our Series A Convertible Preferred Stock will be convertible into a number of shares of common stock equal to a $1,000 liquidation preference, divided by the Conversion Price then in effect. As of March 5, 2018, the Conversion Price in effect was $27.42 per share. The Conversion Price is subject to anti-dilution adjustments and adjustments for subdivisions and combinations of the common stock, as well as dividends on the common stock paid in common stock and for certain equity issuances below the Conversion Price then in effect. The Series A Convertible Preferred Stock will generally be convertible at the option of holders beginning on July 22, 2018. The holders of Series A Convertible Preferred Stock may also elect to convert their shares if the Company undergoes a Fundamental Change (as defined in our Amended Articles of Incorporation). Furthermore, the Series A Convertible Preferred Stock will automatically convert to common stock upon certain events of bankruptcy or liquidation of the Company. The Company may elect to convert the Series A Convertible Preferred Stock if, at any time, fewer than 323,200 shares of Series A Convertible Preferred Stock are outstanding.

In general, any shares of Series A Convertible Preferred Stock outstanding on July 22, 2019 will be automatically converted. However, no shares of Series A Convertible Preferred Stock will be converted (by the holder thereof or otherwise) prior to January 22, 2020 if such conversion will cause a converting holder to be deemed to beneficially own (for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)), together with its affiliates whose holdings would be aggregated with such holder for purposes of Section 13(d) under the Exchange Act, more than 4.9% of the then-outstanding common stock. Furthermore, in no event shall the Company issue more than 58,964,222 shares of common stock (the “Share Cap”) in the aggregate upon conversion of the Series A Convertible Preferred Stock. From and after the time at which the aggregate number of shares of common stock issued upon conversion of the Series A Convertible Preferred Stock equals the Share Cap, each holder electing to convert shares of Series A Convertible Preferred Stock will be entitled to receive a cash payment equal to the market value of the common stock such holder does not receive upon conversion.

Listing

Shares of our common stock are traded on the New York Stock Exchange under the symbol “FE.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC, P.O. Box 2016, New York, New York, 10272-2016.

Tax Considerations

The prospectus supplement relating to an issue of common stock, preferred stock, debt securities or warrants will describe certain material United States federal income tax considerations relevant to such securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may offer from time to time by this prospectus will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt (in this “Description of Debt Securities” section, unless the context indicates otherwise, the words “FirstEnergy,” “the company,” “we,” “our,” “ours” and “us” refer to FirstEnergy Corp. and not its consolidated subsidiaries). The debt securities will be issued under an indenture, dated as of November 15, 2001, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which such particular terms modify the terms of the indenture or otherwise vary from the terms and provisions set forth below will be described in the prospectus supplement relating to those debt securities.

The indenture contains the full text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. You should read the indenture incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements.

If applicable, the prospectus supplement relating to an issue of debt securities will describe any material United States federal income tax considerations relevant to those debt securities.

There is no requirement under the indenture that future issues of our debt securities be issued under the indenture. We will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of debt securities, in connection with future issues of other debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue under the indenture. The indenture provides that the debt securities may be issued in one or more series and may be convertible or exchangeable. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture, a board resolution or in one or more officer’s certificates authorized pursuant to a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the series of debt securities:

•	title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•

the person to whom any interest on the debt securities shall be payable, if other than the person in whose name the debt securities are registered at the close of business on the regular record date for that interest;

•	the date or dates on which the principal of the debt securities will be payable or how the date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or how the rate or rates will be determined and the date or dates from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the place or places, if any, in addition to the office of the trustee, where the principal of, and premium, if any, and interest, if any, on the debt securities will be payable;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to purchase or redeem the debt securities;

•	the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

•

whether the debt securities will be issued in book-entry form, represented by one or more global securities certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or its nominee, and if so, the identity of the depositary;

•	any changes or additions to the events of default under the indenture or changes or additions to our covenants under the indenture;

•

the terms, if any, pursuant to which the debt securities of such series, or any tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of FirstEnergy or any other person;

•	any collateral security, assurance or guarantee for the debt securities; and

•	any other specific terms applicable to the debt securities.

Unless we otherwise indicate in the applicable prospectus supplement, the debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Unless we otherwise indicate in the applicable prospectus supplement, there are no provisions in the indenture or the debt securities that require us to redeem, or permit the holders to cause a redemption of, the debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.

Security and Ranking

The debt securities will be our senior unsecured debt securities and will rank equally with all of our other unsecured and unsubordinated debt.

We conduct our operations primarily through our consolidated subsidiaries and substantially all of our consolidated assets are held by our subsidiaries.

Accordingly, our cash flow and our ability to meet our obligations under the debt securities are largely dependent upon the earnings of our consolidated subsidiaries and the distribution or other payment of these earnings to us in the form of dividends. Our consolidated subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to make any funds available for payment of amounts due on our debt securities.

Because we are a holding company, our obligations under the debt securities will be effectively subordinated to all existing and future liabilities of our consolidated subsidiaries. Therefore, our rights and the rights of our creditors, including the rights of the holders of our debt securities, to participate in the liquidation of assets of any subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against any of our subsidiaries, our claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness, other liabilities, and preferred securities, of the subsidiary, senior to that held by us.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, we will pay interest on our debt securities on each interest payment date by wire transfer to an account at a banking institution in the United States that is designated in writing to the trustee by the person entitled to that payment or by check mailed to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date, except that interest payable at stated maturity, upon redemption or otherwise, will be paid to the person to whom principal is paid. However, if we default in paying interest on a debt security, we may pay defaulted interest to the registered owner of the debt security as of the close of business on a special record date selected by the trustee, which will be between 10 and 15 days before the date we propose for payment of the defaulted interest, or in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities may be listed for trading, if the trustee finds it practicable (See Section 307).

Redemption

We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the trustee will select the debt securities to be redeemed and will choose the method of random selection it deems fair and appropriate. (See Sections 301, 403 and 404.)

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest to the redemption date once you surrender the debt security for redemption. (See Section 405.) If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (See Section 406.)

We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 404.)

Registration, Transfer and Exchange

The debt securities will be issued without interest coupons and in denominations that are even multiples of $1,000, unless otherwise indicated in the applicable prospectus supplement. Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, unless otherwise indicated in the applicable prospectus supplement. (See Section 305.)

Unless we otherwise indicate in the applicable prospectus supplement, debt securities may be presented for registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer, at the office or agency maintained for this purpose, without service charge except for reimbursement of taxes and other governmental charges as described in the indenture. (See Section 305.)

In the event of any redemption of debt securities of any series, the trustee will not be required to exchange or register a transfer of any debt securities of the series selected, called or being called for redemption except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Limitation on Liens

The indenture provides that, except as otherwise specified with respect to a particular series of debt securities, we will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest, or other lien upon, any capital stock of any subsidiary now or hereafter directly owned by us, to secure any indebtedness without also equally and ratably securing the outstanding debt securities of that series and all other indebtedness entitled to be so secured. (See Section 608.)

This restriction does not apply to, or prevent the creation or any extension, renewal or refunding of:

•

any mortgage, pledge, security interest, lien or encumbrance upon any capital stock created at the time we acquire it or within one year after that time to secure the purchase price for the capital stock;

•	any mortgage, pledge, security interest, lien or encumbrance upon any capital stock existing at the time we acquire it, whether or not we assume the secured obligations; or

•	any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:

•

the execution or enforcement of the lien is effectively stayed within 30 days after entry of the corresponding judgment, or the corresponding judgment has been discharged within that 30- day period, and the claims secured by the lien are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

•	the payment of each lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or

•

so long as each lien is adequately bonded, any appropriate and duly initiated legal proceedings for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which these proceedings may be initiated shall not have expired. (See Section 608.)

Unless we otherwise specify in the prospectus supplement for a particular series of debt securities, we may, without securing the debt securities of that series, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien, in addition to liens expressly permitted as described in the preceding paragraphs, upon, capital stock of any subsidiary now or hereafter owned by us to secure any indebtedness, which would otherwise be subject to the foregoing restriction, in an aggregate amount which, together with all other such indebtedness, does not exceed 10% of our consolidated net tangible assets. (See Section 608.)

For purposes of this covenant, “consolidated net tangible assets” means the amount shown as total assets on our consolidated balance sheet, less (i) intangible assets including, without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt expense; (ii) current liabilities; and (iii) appropriate adjustments, if any, related to minority interests. These amounts will be determined in accordance with accounting principles generally accepted in the United States.

The foregoing limitation does not limit in any manner:

•	our ability to place liens on any of our assets other than the capital stock of subsidiaries that we directly own;

•	our ability to cause the transfer of our assets or those of our subsidiaries, including the capital stock covered by the foregoing restrictions; or

•	the ability of any of our subsidiaries to place liens on any of their assets.

Consolidation, Merger, Conveyance, Sale or Transfer

We have agreed not to consolidate with or merge into any other entity or convey, sell or otherwise transfer our properties and assets substantially as an entirety to any entity unless:

•	the successor is an entity organized and existing under the laws of the United States of America or any State or the District of Columbia;

•

the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all outstanding debt securities under the indenture and the performance of every covenant of the indenture that we would otherwise have to perform or observe; and

•

immediately after giving effect to the transactions, no event of default with respect to any series of debt securities issued under the indenture and no event which after notice or lapse of time or both would become an event of default with respect to any series of debt securities issued under the indenture, will have occurred and be continuing. (See Section 1101.)

Modification of the Indenture

Under the indenture or any supplemental indenture, our rights and the rights of the holders of debt securities may be changed with the consent of the holders representing a majority in principal amount of the outstanding debt securities of all series affected by the change, voting as one class, provided that the following changes may not be made without the consent of the holders of each outstanding debt security affected thereby:

•

change the fixed date upon which the principal of or the interest on any debt security is due and payable, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the coin or currency (or other property) in which any debt security or any premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the date that payment is due and payable or, in the case of redemption, on or after the date fixed for such redemption;

•	reduce the stated percentage of debt securities, the consent of the holders of which is required for any modification of the indenture or for waiver by the holders of certain of their rights; or

•	modify certain provisions of the indenture. (See Section 1202.)

An “original issue discount security” means any security authenticated and delivered under the indenture which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof.

The indenture also permits us and the trustee to amend the indenture without the consent of the holders of any debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the indenture and in the debt securities;

•	to add to the covenants with which we must comply or to surrender any of our rights or powers under the indenture;

•	to add additional events of default;

•

to change, eliminate, or add any provision to the indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series, other than any series the terms of which permit such change, elimination or addition, in any material respect, the change, elimination, or addition will become effective only:

•	when the consent of the holders of debt securities of the series has been obtained in accordance with the indenture; or

•	when no debt securities of the series remain outstanding under the indenture;

•	to provide collateral security for all of the debt securities;

•	to establish the form or terms of debt securities of any other series as permitted by the indenture;

•	to provide for the authentication and delivery of bearer securities and coupons attached thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for all or any series of debt securities;

•	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 1201.)

Events of Default

An event of default with respect to any series of debt securities is defined in the indenture as being any one of the following:

•	failure to pay interest on the debt securities of that series for 30 days after payment is due;

•	failure to pay principal of or any premium on the debt securities of that series when due, whether at stated maturity or upon earlier acceleration or redemption;

•

failure to perform other covenants in the indenture for 90 days after we are given written notice from the trustee or the trustee receives written notice from the registered owners of at least 33% in principal amount of the debt securities of that series; however, the trustee or the trustee and the holders of such principal amount of debt securities of that series can agree to an extension of the 90-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to us; and

•	any other event of default included in the supplemental indenture or officer’s certificate for that series of debt securities. (See Section 801.)

An event of default regarding a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities.

We will be required to file with the trustee annually an officer’s certificate as to the absence of default in performance of all covenants in the indenture. (See Section 606.) The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default, except in payment of principal of, or premium, if any, or interest on, the debt securities or in the payment of any sinking fund installment with respect to the debt securities, if the trustee in good faith determines that it is in the interest of the holders of the debt securities to do so. (See Section 902.)

The indenture provides that, if an event of default with respect to the debt securities of any series occurs and continues, either the trustee or the holders of 33% or more in aggregate principal amount of the debt securities of that series may declare the principal amount of all the debt securities to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under the indenture, only the trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest, if any, on all debt securities of the series,

•

the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest, if any, that is currently due, including interest on overdue interest, if any, and

•	all amounts due to the trustee under the indenture; and

•	any other event of default with respect to the debt securities of that series has been cured or waived as provided in the indenture.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (See Section 802.)

Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless the holders shall have offered to the trustee reasonable indemnity. (See Section 903.)

Subject to the provision for indemnification, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. However, if the event of default relates to more than one series of debt securities, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. However, the trustee shall have the right to decline to follow any direction if the trustee shall determine that the action so directed conflicts with any law or the provisions of the indenture or if the trustee shall determine that the action would be prejudicial to holders not taking part in the direction. (See Section 812.)

Satisfaction and Discharge

We will be discharged from our obligations on the debt securities of any series, or any portion of the principal amount of the debt securities of any series, if we:

•

irrevocably deposit with the trustee sufficient cash or eligible obligations (or a combination of both) to pay the principal, or portion of principal, interest, any premium and any other sums when due on the debt securities at their maturity, stated maturity date, or redemption; and

•	deliver to the trustee:

•

a company order stating that the money and eligible obligations deposited in accordance with the indenture shall be held in trust and certain opinions of counsel and of an independent public accountant;

•

if such deposit shall have been made prior to the maturity of the debt securities of the series, an officer’s certificate stating our intention that, upon delivery of the officer’s certificate, our indebtedness in respect of those debt securities, or the portions thereof, will have been satisfied and discharged as contemplated in the indenture; and

•

an opinion of counsel to the effect that, as a result of a change in law or a ruling of the United States Internal Revenue Service, the holders of the debt securities of the series, or portions thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of our indebtedness and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if we had not so satisfied and discharged our indebtedness.

For this purpose, “eligible obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting their redemption or other prepayment at the option of the issuer thereof.

In the event that all of the conditions set forth above have been satisfied for any series of debt securities, or portions thereof, except that, for any reason, we have not delivered the officer’s certificate and opinion described under the second bulleted item above, the holders of those debt securities will no longer be entitled to the benefits of certain of our covenants under the indenture, including the covenant described above in “— Limitation on Liens.” Our indebtedness under those debt securities, however, will not be deemed to have been satisfied and discharged prior to maturity, and the holders of those debt securities may continue to look to us for payment of the indebtedness represented by those debt securities. (See Section 701.)

The indenture will be deemed satisfied and discharged when no debt securities remain outstanding and when we have paid all other sums payable by us under the indenture. (See Section 702.) All moneys we pay to the trustee or any paying agent on debt securities which remain unclaimed at the end of two years after payments have become due will be paid to us or upon our order. Thereafter, the holder of those debt securities may look only to us for payment and not the trustee or any paying agent. (See Section 603.)

Resignation or Removal of Trustee

The trustee may resign at any time by giving written notice to us specifying the day upon which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor trustee and the specified day. (See Section 910.)

The trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the trustee and us and signed by the holders, or their attorneys-in-fact, representing at least a majority in principal amount of the then outstanding debt securities. In addition, under certain circumstances, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee. (See Section 910.)

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the successor trustee under the indenture. We and our affiliates maintain other banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities, securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement for any offering of warrants will describe the following terms of the warrants:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, in which the price of the warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	anti-dilution provisions of the warrants, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the name of the warrant agent, if any;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities through one or more underwriters or dealers, directly to one or more purchasers, in a rights offering, in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market or an exchange or otherwise, through agents, pursuant to forward contracts or through a combination of any of these sale methods, or through any other methods described in a prospectus supplement. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation, selling commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers or agents; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities offered under this prospectus from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing markets prices or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements.

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we use underwriters for a sale of securities, we will enter into an underwriting agreement with the underwriters at the time of sale of those securities. Unless we inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased. The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

If we use dealers in a sale, unless we inform you otherwise in a prospectus supplement, we will sell the securities to the dealers as principals.

The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Sales by Selling Security Holders

Selling security holders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. The applicable prospectus supplement will identify the selling security holders, the terms of the securities and any material relationships we have with the selling security holders. Selling security holders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in a prospectus supplement, the selling security holders will receive all the proceeds from the sale of the securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Jones Day. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s wholly owned subsidiary, FES, facing challenging market conditions impacting FES’ liquidity as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. These reports and other information can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This material is also available from the SEC’s website at http://www.sec.gov or from our website at http://www.firstenergycorp.com/ir. Information available on our website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or a free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K). These documents contain important information about us and our finances.

We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2017; and

•	our Current Reports on Form 8-K filed January 22, 2018, January 25, 2018, and February 20, 2018.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our audit and compensation committee reports and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to:

FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308-1890

Attention: Shareholder Services

(800) 631-8945

$1,750,000,000

FirstEnergy Corp.

$300,000,000 2.050% Notes, Series A, due 2025

$600,000,000 2.650% Notes, Series B, due 2030

$850,000,000 3.400% Notes, Series C, due 2050

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	BofA Securities	Citigroup	J.P. Morgan	Morgan Stanley

Mizuho Securities	PNC Capital Markets LLC	RBC Capital Markets	Santander	Scotiabank	SMBC Nikko

Co-Managers

CIBC Capital Markets	KeyBanc Capital Markets	MUFG	TD Securities	US Bancorp

February 18, 2020